UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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McGrath RentCorp

(Name of Registrant as Specified In Its Charter)

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McGRATH RENTCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2008

To the Shareholders of McGRATH RENTCORP:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of McGrath RentCorp, a California corporation (the “Company”), will be held at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, on Wednesday, June 4, 2008, at 2:00 p.m., local time, for the following purposes:

1. To elect six (6) directors of the Company to serve until the 2009 annual meeting of shareholders or until their successors are elected and qualified;

2. To approve and adopt an amendment to the Company’s Bylaws to increase the stated minimum and maximum number of authorized directors from the current range of not less than four (4) nor greater than seven (7), to the proposed range of not less than five (5) nor greater than nine (9) individuals to serve as the Board of Directors of the Company;

3. To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2008; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The Board of Directors of the Company has fixed the close of business on April 16, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Randle F. Rose

Senior Vice President,

Chief Administrative Officer and Secretary

Livermore, California

April [    ], 2008

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder Meeting to be Held on June 4, 2008

The proxy statement and annual report to shareholders are available at www.mgrc.com/proxy

Mailed to Shareholders

on or about April [ ], 2008

McGRATH RENTCORP

5700 Las Positas Road

Livermore, California 94551

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is furnished to the shareholders of McGrath RentCorp, a California corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 4, 2008, at 2:00 p.m., local time, at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Solicitation, Record Date and Voting Procedures

The solicitation of proxies will be conducted by mail and the Company will bear all related costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The Securities and Exchange Commission has adopted new e-proxy rules that allow companies to post their proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to shareholders. For 2008, we have opted to follow the Security and Exchange Commission’s full set delivery option, which means that while we are posting our proxy materials online, we are also mailing a full set of proxy materials to shareholders.

The close of business on April 16, 2008 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had [            ] shares of common stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of common stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy and Randle F. Rose, the Company’s Secretary, will act as inspector of elections to tabulate votes cast in person at the Annual Meeting.

Each outstanding share of common stock on the Record Date is entitled to one vote on each matter. However, every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (six) multiplied by the number of shares held, or may distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. The proxy holders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy. In electing directors, the six candidates receiving the highest number of affirmative votes shall be elected.

Under the General Corporation Law of the State of California, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions are not included in determining the number of shares voted on the proposals submitted to shareholders. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained.

With respect to Proposal 1 of this proxy statement, a plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions and broker “non-votes” will have no effect on such proposal. Our Corporate Governance Guidelines, amended by the Board of Directors on March 9, 2007, set forth our procedures if a director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is required to make recommendations to the Board of Directors with respect to any such letter of resignation. The Board of Directors is required to take action with respect to this recommendation and to disclose their decision-making process. With respect to Proposal 2 of this proxy statement, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required for the approval and adoption of an amendment to the Company’s Bylaws to increase the stated minimum and maximum number of authorized directors from the current range of not less than four (4) nor greater than seven (7), to the proposed range of not less than five (5) nor greater than nine (9) individuals to serve as the Board of Directors of the Company. Abstentions and broker “non-votes” will have no effect on such proposal. With respect to Proposal 3 of this proxy statement, the affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for ratification of the independent auditors. Abstentions and broker “non-votes” will have no effect on such proposal.

The Proxy

The persons named as proxyholders, Robert P. McGrath, the Company’s Chairman of the Board of Directors, and Randle F. Rose, the Company’s Secretary, were selected by the Company’s Board of Directors.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock of the Company represented by the proxy will be voted as to the proposal for which no specification is given as follows:

FOR the election of the director nominees named in this proxy statement; FOR the approval and adoption of the amendment to the Company’s Bylaws to increase the number of authorized directors; and FOR the ratification of the selection of Grant Thornton LLP, as the Company’s independent auditors for the 2008 fiscal year and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business to be conducted at the Annual Meeting.

Revocability of Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of Randle F. Rose, the Company’s Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

Requirements for Shareholder Proposals to Be Brought before an Annual Meeting.    To be considered for presentation to the annual meeting of the Company’s shareholders to be held in 2009, a shareholder proposal must be received by Randle F. Rose, Secretary, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551, no later than [            ].

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.    Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the annual meeting of the Company’s shareholders to be held in 2009 must be received by the Company no later than [            ] in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Discretionary Authority.    The proxies to be solicited by our Board of Directors for the 2009 annual meeting will confer discretionary authority on the proxyholders to vote on any shareholder proposal presented at such annual meeting if we fail to receive notice of such proposal by March 20, 2009.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the number of directors to be not less than four (4) and not more than seven (7). The number of directors on the Board of Directors is currently fixed at seven (7). Each director serves a one-year term. The Board of Directors is currently composed of the following seven (7) directors whose terms will expire upon the election and qualification of directors at the Annual Meeting of shareholders to be held on June 4, 2008: William J. Dawson, Robert C. Hood, Dennis C. Kakures, Joan M. McGrath, Robert P. McGrath, Dennis P. Stradford and Ronald H. Zech. At each annual meeting of shareholders, directors will be elected for full terms of one year to succeed those directors whose terms are expiring.

One of our directors, Joan M. McGrath, will be retiring at the annual meeting. McGrath RentCorp is grateful to Ms. McGrath for the time and wise counsel she has provided since joining the Board in 1982, and wishes her well in her future endeavors. As a result of Ms. McGrath’s retirement, the Board will reduce its size from seven (7) to six (6), immediately after the election of the directors at the Annual Meeting.

At the Annual Meeting, the shareholders will elect six (6) directors. Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech have been nominated to serve a one-year term, until the annual meeting of shareholders to be held in 2009, or until their successors are elected or appointed and qualified, or until their earlier resignation or removal. The Board of Directors has no reason to believe that any of Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech will be unable or unwilling to serve as a nominee or as a director if elected.

Nominees

The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since

William J. Dawson	53	Vice President, Finance and Chief Financial Officer of Cerus Corporation	1998

Robert C. Hood	67	Former Executive Vice President and Chief Financial Officer of Excite, Inc.	1999

Dennis C. Kakures	51	Chief Executive Officer and President of the Company	2003

Robert P. McGrath	74	Chairman of the Board of Directors of the Company	1979

Dennis P. Stradford	61	President and Chief Executive Officer of Nomis Solutions, Inc.	2002

Ronald H. Zech	64	Former Chairman of the Board of Directors and Chief Executive Officer of GATX Corporation	1989

William J. Dawson was elected a director of the Company in 1998. Mr. Dawson joined Cerus Corporation, a publicly held biopharmaceutical company, in August 2004 as Vice President, Finance and Chief Financial Officer. From 2002 until August 2004, he was Vice President, Finance & Operations, and Chief Financial Officer of Dynavax Technologies Corporation, a publicly held biopharmaceutical company. From 1998 through 2001, he was Corporate Senior Vice President, Business Development, for McKesson Corporation, where he was responsible for mergers and acquisitions and venture capital investing for the San Francisco-based healthcare services company. He was also acting Chief Financial Officer of iMcKesson, a wholly-owned e-health subsidiary of McKesson. Mr. Dawson also serves on the board of directors of Wellington Trust Company, a subsidiary of Wellington Management Company, LLP, a private institutional fund management company. Mr. Dawson received an A.B. in mechanical engineering from Stanford University and an M.B.A. from Harvard Business School.

Robert C. Hood was elected a director of the Company in 1999. Since 1999, he has been an independent investor. From 1996 to 1999, Mr. Hood was Executive Vice President and Chief Financial and Administrative Officer of Excite, Inc., an Internet portal company. Mr. Hood received a B.A. in Economics from Bates College and an M.B.A. from the Amos Tuck Graduate School of Business at Dartmouth College.

Dennis C. Kakures was elected a director of the Company in 2003 and became the Chief Executive Officer of the Company in 2003. Mr. Kakures has been the President of the Company since 1995. Prior to becoming Chief Executive Officer, he served as Chief Operating Officer from 1989 to 2003 and Executive Vice President from 1993 to 1995. Mr. Kakures received a B.S. in Marketing from California State University at Hayward.

Robert P. McGrath is the founder and Chairman of the Board of Directors of the Company. He has been a director since the Company’s formation in 1979 and our Chairman of the Board of Directors since 1988. From March 2003 to July 2004, Mr. McGrath served as Executive Chairman. From 1979 to March 2003, he also served as the Company’s Chief Executive Officer. He served as President from 1979 to 1994 and Chief Financial Officer from 1979 to 1993. Mr. McGrath received a B.S. in Electrical Engineering from the University of Notre Dame.

Dennis P. Stradford was elected a director of the Company in 2002. Mr. Stradford also served on the Company’s Audit Committee from November 2002 until November 2003. Mr. Stradford joined Nomis Solutions, Inc., a provider of price optimization solutions to the financial services industry, as its President and Chief Executive Officer in January 2004. Mr. Stradford was the Chief Executive Officer of CascadeWorks, Inc., a provider of e-procurement software to Fortune 1000 companies, from 2000 to 2003. From 1998 to 2000, he was Chief Executive Officer of SupplyBase, Inc. a provider of web-based supply-chain management software and services. From 1985 to 1997, Mr. Stradford was with Flextronics International, Ltd., a publicly traded company, and served as its Senior Vice President, Sales and Marketing. He previously held executive and sales positions with Zehntel, Inc. and International Business Machines Corp. Mr. Stradford holds a B.A. from San Jose State University and an M.A., M. Div. from St. Patricks Theolgaite.

Ronald H. Zech was elected a director of the Company in 1989. Mr. Zech retired in 2005 as Chairman of the Board of Directors and Chief Executive Officer of GATX, which provides specialized finance and leasing solutions for customers and partners worldwide. He had 28 total years of service with GATX. Mr. Zech also serves on the board of directors of The PMI Group, Inc., a domestic and international provider of mortgage insurance and financial guarantee products. Mr. Zech received a B.S. in Electrical Engineering from Valparaiso University and an M.B.A. from the University of Wisconsin.

Required Vote

The nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominees’ total. However, under our Corporate Governance Guidelines, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) is required to tender his or her resignation following certification of the shareholder vote.

The Governance Committee shall consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose their decision whether to accept or reject the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

If all members of the Governance Committee receive a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them; provided, however, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the executive officers and directors of the Company as of March 31, 2008:

Name	Age	Position Held with the Company
Robert P. McGrath	74	Chairman of the Board of Directors

Dennis C. Kakures	51	Chief Executive Officer, President and Director

Joseph F. Hanna	45	Senior Vice President and Chief Operating Officer

Keith E. Pratt	45	Senior Vice President and Chief Financial Officer

Randle F. Rose	50	Senior Vice President, Chief Administrative Officer and Secretary

David M. Whitney	43	Vice President, Principal Accounting Officer and Corporate Controller

Richard G. Brown	39	Vice President, Mobile Modular

Philip B. Hawkins	32	Vice President, TRS-RenTelco

William J. Dawson(1)(2)	53	Director

Robert C. Hood(1)(2)(3)	67	Director

Joan M. McGrath	71	Director

Dennis P. Stradford(1)(3)	61	Director

Ronald H. Zech(2)(3)	64	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Corporate Governance and Nominating Committee

Robert P. McGrath, Dennis C. Kakures, William J. Dawson, Robert C. Hood, Dennis P. Stradford and Ronald H. Zech are nominees to the Board of Directors and their descriptions appear under “Proposal No. 1: Election of Directions—Nominees.”

Joseph F. Hanna was appointed Chief Operating Officer in June 2007. He was appointed Senior Vice President of Operations in January 2005, and served as Vice President of Operations since joining the Company in 2003. Mr. Hanna has extensive sales and operations experience, including 12 years at SMC Corporation of America (a subsidiary of SMC Corporation, Tokyo, Japan) where he served most recently as Director, Sales and Operations, Western United States. His prior experience also includes serving as an officer in the United States Army. Mr. Hanna received a B.S. in Electrical Engineering from the United States Military Academy, West Point, New York.

Keith E. Pratt was appointed Senior Vice President in June 2007. He joined the Company in January 2006 as Vice President and was appointed Chief Financial Officer in March 2006. Most recently, he was with Advanced Fibre Communications (AFC), a public telecommunications equipment company in Petaluma, California, where he served as Senior Vice President and Chief Financial Officer. Mr. Pratt served as Chief Financial Officer from 1999 until AFC was acquired by Tellabs at the end of 2004. He also served as Director of Corporate Development at AFC from 1997 to 1999 prior to becoming Chief Financial Officer. Prior to Mr. Pratt joining AFC, he served as Director, Strategy & Business Development Group at Pacific Telesis from 1995 to 1997. Mr. Pratt has an undergraduate degree from Cambridge University in Production Engineering and an M.B.A. from Stanford University.

Randle F. Rose was appointed Senior Vice President and Chief Administrative Officer in June 2007. He joined the Company in 1997 as its Vice President of Administration and was elected Secretary of the Company in 1999. Mr. Rose received a B.S. in Business Finance from San Jose State University.

David M. Whitney joined the Company as its Corporate Controller in 2000 and was elected Vice President and Principal Accounting Officer in March 2006. Previously he was Manager of Regional Accounting for The Permanente Medical Group in Oakland, California. Mr. Whitney holds a B.S. in Accounting from California State University at Hayward, and is a Certified Public Accountant.

Richard G. Brown was appointed Vice President of the Company and Division Manager of Mobile Modular in January 2005. He previously served as Division Manager of the Company’s modular division from July 2002 to January 2005. He joined the Company in 1992 and has served in both sales and branch management positions for the Company’s modular division. He received a B.A. in Speech Communication from California State University, Northridge in 1992 and an M.B.A. from Azusa Pacific University in 1998.

Philip B. Hawkins was appointed Vice President of the Company and Division Manager of TRS-RenTelco in June 2007. He previously served as Manager, Financial Planning and Analysis from June 2004 to June 2007. Mr. Hawkins was a Senior Business Analyst for Technology Rentals and Services (TRS), an electronics equipment rental division of CIT Technologies Corporation from December 2003 until TRS was acquired by the Company in June 2004. He previously served as Director of Portfolio Management and held other leadership roles with Dell Financial Services from April 1999 to December 2003. Mr. Hawkins received B.S. degrees in Accounting, Finance and Computer Information Systems from Arizona State University.

Joan M. McGrath was elected a director of the Company in 1982. Ms. McGrath retired as an employee of the Company on July 1, 2004. Prior to her retirement, Ms. McGrath provided leadership and general management training to Company employees. She served as a Vice President of the Company from 1982 through 1994, and her responsibilities included training sales, supervisory and management personnel and general management. Ms. McGrath received a B.A. in English Literature from Marymount College and an M.A. in Theology from University of San Francisco, and completed doctoral studies in philosophy at Fordham University. Ms. McGrath is a current director of the Company, but has decided to retire after her term expires.

Each executive officer of the Company serves at the pleasure of the Board of Directors.

Director Independence

Our Board of Directors has determined that four non-employee directors on the Board of Directors, consisting of Messrs. Dawson, Hood, Stradford and Zech, are “independent” as defined in the listing standards of the NASDAQ Stock Market and regulations of the Securities & Exchange Commission (“SEC regulations”) and any other laws applicable to the Company. Mr. and Ms. McGrath, while no longer employees of the Company, are not considered independent because Mr. McGrath is the former Chief Executive Officer and Founder of the Company and Ms. McGrath is the wife of Mr. McGrath. Mr. Kakures, as an executive officer of the Company, is not considered independent. In making these determinations, our Board of Directors considered transactions and relationships between each director and his or her immediate family and the Company and our subsidiaries, including those reported in the section below captioned “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our Board of Directors affirmatively determined, based on its understanding of such transactions and relationships, that four of our non-employee directors are independent of the Company and, therefore, a majority of the members of our Board of Directors is independent, under the applicable listing standards of the NASDAQ Stock Market.

Meetings and Committees of the Board of Directors

During 2007, the Board of Directors met eleven times. No director attended fewer than 75% of the aggregate of either (i) the total number of meetings of the Board of Directors held during the period for which he or she was a director, or (ii) the total number of committee meetings of the Board of Directors held in 2007 on which he or she served. All seven directors attended the 2007 Annual Meeting. All directors are expected to attend our Annual Meeting of Shareholders. The standing committees of the Board of Directors currently include the Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee.

Our Board of Directors has determined that all current members of the Compensation Committee are “independent” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations and any other laws applicable to the Company.

Compensation Committee

The Compensation Committee held nine meetings in 2007. The Compensation Committee currently consists of Messrs. Dawson, Hood and Stradford; Mr. Dawson served as its chairman. Our Board of Directors has determined that all current members of the Compensation Committee are “independent” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations and any other laws applicable to the Company. In addition, our Board of Directors has determined that all current members of the Compensation Committee shall qualify as “non-employee directors” within the meaning of Securities & Exchange Commission (“SEC”) Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended, and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Board of Directors adopted and approved a charter for the Compensation Committee, which was most recently amended and restated on February 2, 2007. A copy of this charter is posted on our website at www.mgrc.com. The functions of the Compensation Committee, which are discussed in detail in its charter, are to (a) evaluate officer and director compensation policies, goals, plans and programs; (b) determine the cash and non-cash compensation of the executive officers of the Company; (c) review and administer the Company’s equity-based and other incentive compensation plans for employees; (d) evaluate the performance of the Company’s chief executive officer; and (e) produce any reports required by the applicable rules and regulations of the SEC.

Compensation decisions for the executive officers of the Company are made by the Compensation Committee. The Compensation Committee directs the Chief Executive Officer to develop the incentive compensation guidelines for the other executive officers and to determine the incentive compensation bonuses for each of the other executive officers. Compensation decisions for directors are made by the Board of Directors after recommendations by the Compensation Committee.

Audit Committee

The Audit Committee held six meetings in 2007. The Audit Committee currently consists of Messrs. Dawson, Hood and Zech; Mr. Hood serves as its chairman. After considering transactions and relationships between each member of the Audit Committee or his immediate family and the Company and our subsidiaries and reviewing the qualifications of the members of the Audit Committee, our Board of Directors has determined that all current members of the Audit Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations and any other laws applicable to the Company. The Board of Directors has also determined that all current members of the Audit Committee are financially literate and have the requisite financial sophistication as required by the listing standards of the NASDAQ Stock Market. Furthermore, our Board of Directors has determined that Messrs. Dawson, Hood and Zech each qualify as an Audit Committee financial expert, as defined by the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the fact that, among other things, Mr. Hood is the former Executive Vice President and Chief Financial Officer of Excite, Inc., Mr. Dawson is the Vice President and Chief Financial Officer of Cerus Corporation and Mr. Zech is the former Chief Executive Officer of GATX Corporation, and in those respective capacities each had acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an Audit Committee financial expert.

The Board of Directors adopted and approved a charter for the Audit Committee, which was most recently amended and restated on December 6, 2007. A copy of this charter is posted on our website at www.mgrc.com. The functions of the Audit Committee, which are discussed in detail in its charter, are to (a) oversee the engagement, replacement, compensation, qualification, independence and performance of the independent auditors; (b) oversee the conduct of the Company’s accounting and financial reporting processes and the integrity of the Company’s audited financial statements and other financial reports; (c) oversee the performance of the Company’s internal accounting and financial controls function; and (d) oversee the Company’s compliance with its policies and other legal requirements as such compliance relates to the integrity of the Company’s financial reporting. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing materials. The Audit Committee also oversees the preparation of a report for inclusion in our annual proxy statements and is charged with the duties and responsibilities listed in its charter. The Audit Committee’s report is included in this Proxy Statement on page 37. The Audit Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held two meetings in 2007. The Corporate Governance and Nominating Committee consists of Messrs. Stradford, Hood and Zech; Mr. Zech serves as its chairman. Our Board of Directors has determined that all current members of the Corporate Governance and Nominating Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations and any other laws applicable to the Company.

The Board of Directors adopted and approved a charter for the Corporate Governance and Nominating Committee, which was most recently amended and restated on February 2, 2007. A copy of this charter is posted on our website at www.mgrc.com. The functions of the Corporate Governance and Nominating Committee, which are discussed in detail in its charter, are to assist the Board in all matters relating to (a) the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the Board and committees of the Board; (b) the review and making of recommendations to the Board regarding the composition and structure of the Board and committees of the Board; (c) the development, evaluation and monitoring of the Company’s corporate governance processes and principles; (d) the development, implementation and monitoring compliance of the Company’s Code of Business Conduct and Ethics and making recommendations to the Board of revisions to this Code of Business Conduct and Ethics from time to time as appropriate; and (e) the administration of the Board’s annual self-evaluation process and the sharing of the results thereof with the Board for discussion and deliberation.

Qualifications of Directors

The Corporate Governance and Nominating Committee will consider for nomination all bona fide candidates proposed by management or shareholders and will nominate directors that it believes will serve the best interests of the Company and its shareholders. Candidates must have the education, business or organizational experience and skills that will enable them to excel in carrying out their responsibilities on the Board of Directors. Candidates must possess and have demonstrated in professional endeavor the highest personal and professional ethics, integrity and values, and be committed to representing the long-term best interests of shareholders. Further, candidates must have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. Candidates will also be judged on their ability to work in a collegial manner with a sense of common purpose, energy, industry knowledge, business sense and trust with other board members and management, as one group acting in unison to solve difficult problems as they may arise. The candidate’s specific knowledge of the Company, its markets, and its strategy will also be considered. The Board of Directors’ recommendations for inclusion in the slate of directors at an annual or special meeting of shareholders, or for appointment by the Board of Directors to fill a vacancy, are based on its determination, after reviewing recommendations from the Corporate Governance and Nominating Committee, as to the suitability of each individual.

Director Nomination Process

Continuing Directors

The Corporate Governance and Nominating Committee will apply its director candidate selection criteria described above, including a director’s past contributions to the Board, prior to recommending a director for re-election to another term. Directors should not expect to be re-nominated annually as a matter of course. Once the Corporate Governance and Nominating Committee evaluations are completed, and considering all other potential director candidates, it recommends the best slate of candidates for approval by the full Board of Directors.

New Directors

Generally, once a need to add a new member to the Board of Directors is identified, the Corporate Governance and Nominating Committee will initiate a search by working with staff support, seeking input from members of the Board of Directors and senior management and hiring a consultant or search firm, if necessary. After a slate of possible candidates is identified, members of the Corporate Governance and Nominating Committee, other members of the Board of Directors and senior management have the opportunity to interview the prospective candidates(s). The remaining members of the Board of Directors who do not interview the prospective candidate(s) are kept informed. The Corporate Governance and Nominating Committee ultimately determines and recommends the best candidate(s) after completing its selection process for approval by the full Board of Directors.

A description of the procedure to be followed by security holders in submitting director recommendations is set forth in “—Shareholder Proposals” below. The director candidate selection criteria will be equally applied to both continuing directors and shareholder submitted director candidates.

Director Compensation

The Compensation Committee reviews director compensation every two years. In December 2006, the Compensation Committee engaged Compensia, an independent compensation consulting firm, to conduct a review of its 2007 total compensation program for its non-employee directors. Compensia provided a report with relevant market data and alternatives to consider when making compensation decisions for the non-employee directors. The report compared each element of total compensation against a peer group of publicly-traded companies against which we compete in recruiting qualified managers and directors, and for shareholder investment. These companies consist of a combination of primarily technology companies of comparable size based in the San Francisco Bay Area, and national rental, leasing and equipment finance companies. The Compensation Committee generally sets the total compensation for non-employee directors at the median (the 50th percentile) of compensation paid to similarly situated peer group non-employee directors. The 2007 compensation described below was approved by the Board of Directors based on Compensia’s report and recommendations of the Compensation Committee.

For the year ended December 31, 2007, each director who was not also an officer or employee of the Company, other than the Chairman of the Board of Directors, was compensated for his or her services as a director with a retainer of $34,000 per year. The Chairman of the Board of Directors received a retainer of $60,000 per year. In addition to the annual retainers, the Chairs of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee received an additional annual retainer of $18,000, $9,000 and $5,000 respectively. Each other member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee who is not an employee of the Company received an annual retainer of $8,000, $4,000 and $2,000 respectively. Messrs. Dawson, Hood, McGrath, Stradford and Zech received $51,000, $58,000, $60,000, $40,000 and $47,000 respectively, and Ms. McGrath received $34,000 for their services as a director of the Company during 2007. All directors, including those who are officers or employees of the Company, were reimbursed for expenses incurred in connection with attending Board of Directors or Committee meetings.

For fiscal year 2008, each director who is not also an officer or employee of the Company, other than the Chairman of the Board of Directors, will receive a retainer of $34,000 per year. The Chairman of the Board of Directors will receive a retainer of $60,000 per year. In addition to the annual retainers, the Chairs of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee will receive an additional annual retainer of $18,000, $9,000 and $5,000 respectively. Each other member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee who is not an employee of the Company will receive an annual retainer of $8,000, $4,000 and $2,000 respectively.

In addition to cash compensation, each of the non-employee directors of the Company has historically received an annual stock option grant near the end of each year at its last regularly scheduled board meeting. On February 2, 2007, the Board adopted a stock option granting methodology whereby there will be one annual stock option grant date which will be the date when the blackout window opens after the year-end earnings are released. All designated directors, officers and employees will receive an option grant on this date with an exercise price equal to the NASDAQ close price on that day. Consistent with the option granting policy, on February 25, 2008, each non-employee director received a non-qualified stock option grant under the Company’s 2007 Stock Incentive Plan. Each of Messrs. Dawson, Hood, Stradford and Zech and Ms. McGrath received non-qualified stock options for the purchase of 22,000 shares of the Company’s common stock at an exercise price of $20.71 per share. Mr. McGrath received non-qualified stock options under the Company’s 2007 Stock Incentive Plan for the purchase of 44,000 shares of the Company’s common stock at an exercise price of $20.71 per share.

Our practice has been to grant annual stock options to non-employee directors with a one-year vesting period. When granting stock options, we first establish a dollar value of the total equity compensation to be awarded for each non-employee director position based on Compensia’s report and the Compensation Committee’s recommendation. On the date of the grant, we divide that total stock option fair value dollar amount by the per share fair value, calculated using the Black Scholes Option pricing model, and generally round up to the nearest 1,000 shares to determine the number of options to award. Although we use what we consider to be a reasoned approach in determining the number of options to award our non-employee directors using a formula that is based on a widely accepted option-pricing model, the ultimate value of the options issued only becomes clear when they are exercised. The stock options may not realize any value, or they may be worth much more than the fair value initially estimated. As a result, we do not consider realizable gains from prior stock option grants or existing levels of share ownership when setting new grant amounts.

The table below summarizes the compensation paid by the Company to its directors for the fiscal year ended December 31, 2007, and estimates the compensation expected to be paid by the Company to its directors for the fiscal year ended December 31, 2008.

2007 and 2008 DIRECTOR COMPENSATION TABLE

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Robert P. McGrath	2008	$60,000	—	$204,160	—	—	$22,732	$286,892
	2007	$60,000	—	$203,227	—	—	$18,260	$281,487

Dennis C. Kakures	—	—	—	—	—	—	—	(4)

William J. Dawson	2008	$51,000	—	$102,080	—	—	—	$153,080
	2007	$51,000	—	$101,614	—	—	—	$152,614

Robert C. Hood	2008	$58,000	—	$102,080	—	—	—	$160,080
	2007	$58,000	—	$101,614	—	—	—	$159,614

Joan M. McGrath	2008	$34,000	—	$102,080	—	—	$4,951	$141,031
	2007	$34,000	—	$101,614	—	—	$4,436	$140,050

Dennis P. Stradford	2008	$40,000	—	$102,080	—	—	—	$142,080
	2007	$40,000	—	$101,614	—	—	—	$141,614

Ronald H. Zech	2008	$47,000	—	$102,080	—	—	—	$149,080
	2007	$47,000	—	$101,614	—	—	—	$148,614

(1)	On February 25, 2008, each non-employee director received non-qualified stock options; all such amounts listed represent the Black Scholes value of each grant. Such stock option grants were approved by the Board of Directors after the NASDAQ market closed on February 25, 2008. The exercise price was based on the NASDAQ close price of $20.71. Such option grants are all seven year options that vest 100% at the end of one year.
(2)	On February 26, 2007, each non-employee director received non-qualified stock options; all such amounts listed represent the Black Scholes value of each grant. Such stock option grants were approved by the Board of Directors after the NASDAQ market closed on February 26, 2007. The exercise price was based on the NASDAQ close price of $31.14. Such option grants are all seven year options that vest 100% at the end of one year.
(3)	In 2004, in recognition for founding the Company, the Board resolved to provide paid health insurance to Mr. and Ms. McGrath for the remainder of their lives. The 2007 annual cost was $4,951 each for Mr. and Ms. McGrath. In addition, the Company has annually paid for season tickets to the San Francisco Ballet (2007 cost was $17,781) which Mr. and Ms. McGrath often attend with various Company directors, employees and associates.
(4)	Mr. Kakures’ compensation is described in the Executive Compensation section of this proxy statement.

Director Stock Ownership

The Board believes that, in order to align the interests of directors and shareholders, directors should have a significant financial stake in the Company. Each director has a target ownership level of 5,000 shares of common stock to be achieved by each director within five years of joining the Board or as soon thereafter as practicable. In evaluating whether the common stock value ownership guideline has been met, all common shares owned and 50% of the value (market price less strike price) of all vested unexercised stock options will be considered. As of March 31, 2008 all directors were in compliance with the stock ownership requirements.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to align our executive officers’ interests with those of our shareholders. Its purpose is to attract and retain exceptional talent, reward past performance, and establish and reward measurable objectives for future performance. We believe the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals of the Company. Our primary objective is to align the executive’s interests with the interests of the shareholders by rewarding achievements of established goals that contribute to increased long-term shareholder value. In structuring our executive compensation program, we set the compensation of our executive officers to be competitive relative to the compensation paid to similarly situated executives for our peer group companies. In addition, part of our executive officer’s compensation is directly tied to identifiable objective goals by which performance can be measured.

Executive Compensation Program Design

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has the responsibility for establishing, implementing and continually monitoring the compensation of its executive officers. The Committee designed the executive compensation program to ensure that the total compensation paid to the executive officers is fair, reasonable, competitive, and is aligned with the goals and objectives of the Company. For the fiscal year ended December 31, 2007, the principal components of compensation for named executive officers were:

1. Annual base salary;

2. Non-equity performance-based incentive compensation; and

3. Long-term equity incentive compensation

The Committee determined these three elements, with a significant percentage of total compensation allocated to “at-risk” performance-based incentives, best aligns the interests of our executive officers with our shareholders. The non-equity performance-based incentive compensation rewards achievement of short to medium term incentive goals and the long-term equity incentive compensation rewards achievement of long term growth in shareholder value and sustained financial health of the Company. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews relevant market compensation data from its compensation consultant and other sources, and uses its judgment to determine the appropriate level and mix of incentive compensation on an annual basis.

Compensation Consultant and Peer Group Selection

To ensure that our executive compensation is competitive, the Committee engaged Compensia, an independent compensation consulting firm, to provide updated information to assist in determining the 2007 total compensation program for its executive officers. Compensia previously provided a report with relevant market data and alternatives to consider when making compensation decisions for the executive officers. The report compared each element of total compensation against a peer group of publicly-traded companies (collectively, the “Compensation Peer Group”). The Compensation Peer Group is periodically reviewed and updated by the Committee. We believe that the Compensation Peer Group consists of companies against which we compete in recruiting qualified managers and directors, and for shareholder investment. These companies consist of a combination of primarily technology companies of comparable size based in the San Francisco Bay Area, business services companies, and national rental, leasing and equipment finance companies.

The companies comprising the Compensation Peer Group are:

Aaron Rents Inc.	Aircastle LTD	Ask Jeeves, Inc.

Charles River Associates, Inc.	CNET Networks, Inc.	Cronos Group

Digital Insight Corp.	Dionex Corp.	Dynamics Research Corp.

Electro Rent Corp	ePlus, Inc.	Exponent, Inc.

Financial Federal Corp	First Advantage Corp.	GATX Corp

ICT Group, Inc.	Internet Security Systems, Inc.	Interpool, Inc.

iPass, Inc.	LECG Corp.	Marlin Business Services Corp

Micrel, Inc.	Microfinancial, Inc.	Mobile Mini Inc.

Modtech Holdings Inc.	PMC Sierra, Inc.	Rewards Network, Inc.

Sapient Corp.	TAL International Group, Inc.	WebEx Communications, Inc.

Williams Scotsman International, Inc.	Willis Lease Finance Corp

Since the Company is headquartered in the San Francisco Bay Area, the Bay Area companies were averaged with the business services companies and the national industry comparables to better approximate the competitive recruiting and retention environment influencing compensation levels for each named executive officer. The Committee generally sets the total compensation for executive officers at or slightly above the median (the 50th percentile) of compensation paid to similarly situated executives of the companies in the Compensation Peer Group. If a named executive officer was located in an area outside of the San Francisco Bay Area, a geographic adjustment was made. Variations to this objective may occur as dictated by the experience level of the individual, market factors, and other considerations the Committee may deem appropriate.

Process of Setting and Approving Executive Compensation; Role of Chief Executive Officer

The Committee approves annual compensation levels and equity awards to all executive officers. The process is described below:

a.    Annually, the Committee reviews an independent compensation consultant’s report to evaluate for each executive officer (1) a target total compensation amount, (2) the appropriate allocation of base salary, non-equity performance based compensation and long-term equity incentive compensation, and (3) if there should be any change to the forms of compensation to better align our executive officers’ interests with those of our shareholders.

b.    For the chief executive officer, the allocation of base salary, non-equity performance based compensation and long term equity incentive compensation and the applicable performance target levels are determined by the Committee, in consultation with the Chairman of the Board and separately with all of the independent directors. The chief executive officer has no role in setting his compensation.

c.    For the other executive officers, the chief executive officer will determine the allocation between base salaries, non-equity performance based compensation and long term equity incentive compensation and determine the performance target levels for the other executive officers. The resulting recommendations are presented to the Committee for the Committee’s consideration and approval.

d.    Shortly after the end of the year, the chief executive officer reviews the performance of each executive officer (other than the chief executive officer whose performance is reviewed and earned compensation approved by the Committee, after consultation with the Chairman, and then separately with all independent directors). The conclusions reached and recommendations based on these reviews are presented by the chief executive officer to the Committee for consideration. The Committee then approves all earned compensation for the executive officers. The Committee can exercise its discretion in modifying any recommended adjustments or awards.

2007 Executive Compensation Elements

Annual Base Salary

The Company provides executive officers and other employees with a base salary to compensate them for services rendered in the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will approximate the median (the 50th percentile) of the range of market salary of each comparable position in our peer group.

During its review of base salaries for executives, the Committee primarily considers:

1.	Market data provided by our outside consultants;

2.	Internal review of the executive’s compensation, both individually and relative to other officers; and,

3.	Individual performance of the executive.

Salary levels are typically considered as part of the Company’s performance review process on an annual basis as well as upon promotion or other change in job responsibility. Merit increases to salaries of executive officers are based on the chief executive officer and Committee’s assessment of the individual’s performance in their annual performance review.

Non-Equity Performance-Based Incentive Compensation

In fiscal year 2007, each executive officer had non-equity performance-based incentive awards as described below:

Non-Equity Performance-Based Incentive Plan Components:

The Non-Equity Performance-Based Incentive Plan (the “Bonus Plan”) is comprised of two components. The first component compensates the executive for his or her efforts leading to the Company’s success at meeting its annual profitability goals. The second component measures the executive officer’s success at accomplishing his or her personal annual priorities. These two components are used to assure an emphasis on annual profitability and to define each executive officer’s specific role with measurable goals to achieve annual and long term increases in shareholder value.

Component 1—Profitability:

Each executive officer will receive a cash bonus based upon the Company’s success at meeting certain annual profitability goals. The profitability goal of the Company for this purpose for all of its executive officers is the Company’s pre-tax income, except that the profitability goal for any Vice President & Division Manager will be measured 80% on their respective divisional gross margin less direct SG&A profitability and 20% on the Company’s pre-tax income. The Company believes these are the most appropriate metrics to support the long-term financial health of the Company. We use a collaborative process between our chief executive officer, chief financial officer and various other executive officers to determine the annual profitability goal for each of the executive officers of the Company recommended to the Committee. The Committee then reviews each executive officer’s compensation history and performance before determining final grant levels for such profitability goals.

The annual profitability goal will be established based upon a “realistic stretch” philosophy. The Company’s management will determine the potential annual financial performance of the Company based upon its outlook for the opportunity levels in the markets in which it operates, strategic and tactical initiatives, other key factors and special circumstances applying a “realistic stretch” view to what potentially can be accomplished. It is expected that although it will take a significant amount of effort on the part of each individual, 100% of the target annual profitability level will be achieved for the year. It is assumed any amount in excess of the target annual profitability goal will be difficult to achieve unless extraordinary efforts are made.

Each executive officer has a designated percentage of W-2 base salary for the calendar year that can be earned for achieving 100% of their respective annual profitability goal. For levels achieved between 80% and 99% of the profitability goal, a rapidly reducing scale will be utilized to determine bonus percentage amounts of W-2 base salary. No amount is paid for levels below 80% of the profitability goal. For each 1% increase achieved above 100% of the profitability goal, an additional 2% of W-2 base salary will be awarded, up to a maximum of each executive officer’s profitability percentage.

In the event of a named executive officer’s termination with the Company, voluntarily or involuntarily, with or without cause, which occurs prior to the end of the fiscal year, his or her cash bonus shall be prorated accordingly and distributed to such named executive officer upon termination.

Component 2—Personal Annual Priorities:

The second component for the Bonus Plan measures each executive officer’s success at accomplishing his or her personal annual priorities. These personal annual priorities are measured on a quarterly basis and paid annually, using a collaborative process between the chief executive officer or senior vice president, operations and each executive officer. Final determination of the personal annual priorities for each executive officer will rest with the chief executive officer (other than the chief executive officer priorities which are determined by the Committee, after consultation with the Chairman, and then separately with all independent directors). The personal annual priorities for each named executive officer generally are comprised of a maximum of four items deemed to be the most critical priorities that require action to be taken for the current evaluation period. Each priority will be weighted according to 1) the critical nature of the priority relative to other priorities for all executive officers, and 2) the amount of time and effort involved in accomplishing the priority relative to other priorities.

Listed below under the Bonus Plan Percentages section is a schedule identifying each officer and the percentage amounts of W-2 base salary for the calendar year 2007 that can be earned under this component for achieving a 100% rating for all priorities. In the event of truly outstanding achievement under an individual personal annual priority, an officer may receive up to a maximum score of 125%. Although infrequent, it is possible for an officer to achieve 125% in each of their personal annual priorities. Each personal annual priority goal represents a challenge and complete success is not always solely in the control of the officer. There are factors that may affect the outcome, including changes in market conditions and unanticipated variables. In fact, no executive officer has achieved 100% on all of their personal annual priority goals in any of the past three years. Typically, each personal annual priority is measured and the overall weighted average of achievement for all personal annual priorities is multiplied by the total percentage available to each officer. Annually, the Committee uses its discretion to allocate specific percentages of profitability and personal annual priorities for each officer.

Bonus Plan Percentages:

Percentages of calendar year 2007 W-2 base salary amounts for both the profitability goal and the personal annual priorities components per officer position are listed below:

Name	Profitability (at 100% of Goal)	Personal Annual Priorities (at 100% of Achievement)
Dennis C. Kakures	40%	30%

Keith E. Pratt	35%	25%

Joseph F. Hanna	30%	25%

Philip B. Hawkins	25%	25%

Randle F. Rose	10%	40%

2008 Changes to Components for Non-Equity Performance-Based Incentive Plan

For fiscal year 2008, based upon input from the Board and Compensia, the Committee modified our Bonus Plan to adjust for promotions and to implement a new profitability component measurement. The 2008 Bonus Plan percentages are as follows:

Name	Profitability (at 100% of Goal)	Personal Annual Priorities (at 100% of Achievement)
Dennis C. Kakures	40%	30%

Keith E. Pratt	35%	25%

Joseph F. Hanna	35%	30%

Philip B. Hawkins	25%	25%

Randle F. Rose	10%	40%

The new profitability component added for 2008 is rental return on rental equipment (“RRRE”) and is defined as gross margin on rents less direct SG&A divided by the monthly average original acquisition cost of equipment, including held-for-resale equipment and accessories. For fiscal year 2008, the profitability measurements for the Company’s corporate officers will be based on pre-tax income (“PTI”) at 80% and RRRE at 20%. The profitability measurements for the Company’s vice president & division manager positions will be divisional gross margin less direct SG&A (“DGM”) at 60%, divisional RRRE at 20% and PTI at 20%.

For each 1% achieved above 100% of the profitability goals for PTI and DGM, an additional 2% of W-2 base salary will be awarded. For each 1% achieved above 100% of the profitability goal for RRRE, up to a maximum increase of 15% above the 100% target level, an additional 2% of W-2 base salary will be awarded, times the profitability goal percentage bonus amount. The maximum overage percentage of W-2 base salary that can be earned cumulatively, for all profitability goals is the individual officer’s maximum profitability percentage at 100% of goal, as listed above. The other profitability Bonus Plan criteria previously described for fiscal year 2007 remain the same, including a general description of the process and compensation philosophy.

Long-Term Incentive Compensation

We believe that the use of stock options is the best “performance-based” equity vehicle because of our focus on long-term sustained growth in earnings per share, accomplished through net income growth, efficient use of capital and optimizing strategic growth opportunities. Our intent is that the executive officers be rewarded when our shareholders realize long-term growth in the price appreciation of our stock. Unless our financial performance over a long-term period drives an increase in our stock price, the options granted provide little or no value to our executive officers.

Our practice has been to grant annual stock options to executive officers with a five-year vesting period (20% per year). When granting stock options, we first establish a dollar value of the total equity compensation to be awarded for each executive officer position based on Compensia’s report. On the date of the grant, we divide that total stock option fair value dollar amount by the per share fair value, calculated using the Black Scholes Option pricing model, and generally round up to the nearest 1,000 shares to determine the number of options to award. Although we use what we consider to be a reasoned approach in determining the number of options to award our executive officers using a formula that is based on a widely accepted option-pricing model, the ultimate value of the options issued only becomes clear when they are exercised. The stock options may not realize any value, or they may be worth much more than the fair value initially estimated. As a result, we do not consider realizable gains from prior stock option grants or existing levels of share ownership when setting new grant amounts.

We have historically granted stock options with the belief that stock options better align the executive officer’s interest with shareholders long term interests. The 2007 Stock Incentive Plan allows for a variety of equity grants and the Company may determine other methods that more closely align our executive officer’s interest with our shareholders’ interests.

Stock Option Granting Policies

On February 2, 2007, the Board adopted a stock option granting methodology for all designated directors, officers and key employees whereby there will be one annual stock option grant date. This date will be the date when the blackout window opens after the year-end earnings are released. All designated directors, officers and employees will receive an option grant on this date with an exercise price equal to the NASDAQ close price on that day. The Board will convene a meeting on this date after the NASDAQ market closes to determine the number of shares to be granted. If the Board grants to the CEO an additional “bucket” of options to be granted at his discretion to new hires and promotion candidates, the grant date and exercise price will be based on the last trading day of each month of the employment event. This “bucket” will not be available to executive officers, as all grants to executive officers must be made by the Committee.

Executive Officer Stock Ownership Guidelines

The Board believes that, in order to better align the interests of management and shareholders, officers should have a significant financial (equity) stake in the Company. Each executive officer has a target level of Company stock value to achieve within seven (7) years of the later of his or her date of hire or January 1, 2007. The target level of McGrath RentCorp common stock value to be achieved will be a multiple of each officer’s base salary. The multiples of officer base salary will be four (4) times for the chief executive officer and two (2) times for all other executive officer positions. In evaluating whether the common stock value ownership guideline has been met, all common shares owned, ESOP shares and 50% of the value (market price less strike price) of all vested unexercised stock options will be considered. The Board will evaluate whether exceptions should be made for any officer on whom this requirement would impose a financial hardship.

Risk-Hedging Policies

Pursuant to the Company’s Insider Trading Policy, executives of the Company are prohibited from engaging in certain transactions with respect to the Company’s Common Stock, such as puts, calls and other exchange traded derivatives without prior consent of the Company’s compliance officer. These transactions reduce or cancel the risk of an investment in the Common Stock, particularly in the short-term. Therefore, they may create the appearance that the executives are trading on inside information. Additionally, certain forms of hedging or monetization transactions allow a shareholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the holder to continue to own the covered securities, but without full risks and rewards of ownership. Therefore, executives are also prohibited from hedging transactions without prior consent of the Company’s compliance officer. No executive has been approved for any transaction described in this paragraph.

Perquisites and Other Personal Benefits

Executive officers are entitled to and eligible only for the same fringe benefits for which all of our employees are eligible. We do not have programs in place to provide personal perquisites for any employee. Our healthcare and other insurance programs, including the program’s participation costs, are the same for all eligible employees, except that any executive officer employed with the Company for at least 20 years may remain on the Company’s health insurance policy provided such officer pays 100% of the premiums after retiring from the Company. Our annual discretionary contribution to the Company’s Employee Stock Ownership Plan, expressed as a percentage of eligible wages are also the same for all eligible employees, including each named executive officer, subject to all applicable IRS contribution limits and formulas for plans of these types.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the corporate deduction for compensation paid to executive officers to $1 million unless such compensation qualifies as “performance-based compensation.” Among other things, Section 162(m) requires approval of the performance-based compensation by our shareholders. Our current 2007 Stock Incentive Plan is 162(m) compliant.

Accounting for Stock-Based Compensation

We accrue our named executive officers’ salaries and incentive awards as an expense when earned by the officer. For our stock options, Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, requires us to recognize compensation expense within our income statement for all share-based payment arrangements, which includes employee stock option plans. The expense is based on the grant-date fair value of the options granted, and is recognized ratably over the requisite service period. We adopted SFAS No. 123R under the modified prospective method. Under the modified prospective method, SFAS No. 123R applies to new awards and to awards modified, repurchased, or cancelled after January 1, 2006, as well as to the unvested portion of awards outstanding as of January 1, 2006. Our stock options are accounted for as equity awards.

Compensation Committee Report

The Compensation Committee of the Company has reviewed the Compensation Discussion and Analysis Required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

William J. Dawson

Robert C. Hood

Dennis P. Stradford

Summary Compensation Table

The following table provides summary information concerning the compensation earned by our chief executive officer, our chief financial officer and each of our three most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the fiscal years ended December 31, 2006 and December 31, 2007. The executive officers listed below are referred to as the “Named Executive Officers.”

2006 and 2007 Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Dennis C. Kakures	2007	$450,000	—	—	$546,737	$226,310	—	$10,860	$1,233,907
President and Chief Executive Officer	2006	$400,000	—	—	$408,265	$268,529	—	$10,878	$1,087,672

Keith E. Pratt	2007	$300,000	—	—	$218,911	$153,536	—	$7,240	$679,687
Senior Vice President and Chief Financial Officer	2006	$275,872	—	—	$135,651	$164,904	—	—	$576,427

Joseph F. Hanna	2007	$270,000	—	—	$203,545	$121,794	—	$10,860	$606,199
Senior Vice President and Chief Operating Officer	2006	$242,000	—	—	$145,263	$138,625	—	$10,878	$579,253

Philip B. Hawkins (5) Vice President and Division Manager, TRS RenTelco	2007	$165,906	—	—	$60,855	$49,479	—	$178,644	$454,883

Randle F. Rose	2007	$210,000	—	—	$111,350	$81,912	—	$10,860	$414,122
Senior Vice President, Chief Administrative Officer and Secretary	2006	$190,000	—	—	$78,046	$92,666	—	$10,878	$371,590

(1)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) (disregarding estimates of forfeitures related to service-based vesting conditions) of awards pursuant to the 2007 Stock Incentive Plan and the 1998 Stock Option Plan and includes amounts from awards granted in 2007. Assumptions used in the calculation of this amount are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report of Form 10-K filed with the Securities and Exchange Commission on February 25, 2008.
(2)	The amounts in column (f) for 2006 reflect a reduction of option expense to correct an error in the 2007 Proxy Statement table.
(3)	The amounts in column (g) reflect amounts paid to the named executive officers pursuant to the Bonus Plan which is discussed in further detail on page 16 under the heading “Non-Equity Performance-Based Incentive Plan”.
(4)	The amounts in column (i) reflect the 2007 cash contribution allocated to each executive officer pursuant to the provisions of the Employee Stock Ownership Plan which is discussed in further detail on page 24 under the heading “Employee Stock Ownership Plan”. Mr. Hawkins received $10,860 as an ESOP 2007 cash contribution and $167,784 for moving expenses associated with his promotion to Vice President of TRS RenTelco and subsequent relocation to Dallas, Texas.
(5)	Mr. Hawkins was elected an officer in June 2007.

2007 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Dennis C. Kakures	01/10/07 02/26/07	$9,000 —	$315,000 —	$528,750 —	— —	— —	— —	— —	— 115,000	$	— 31.14	$	— 957,491

Keith E. Pratt	01/10/07 02/26/07	$5,250 —	$180,000 —	$303,750 —	— —	— —	— —	— —	— 50,000	$	— 31.14	$	— 416,300

Joseph F. Hanna	01/10/07 02/26/07	$4,050 —	$148,500 —	$246,375 —	— —	— —	— —	— —	— 35,000	$	— 31.14	$	— 291,410

Philip B. Hawkins	01/10/07 02/26/07	$1,094 —	$59,428 —	$90,691 —	— —	— —	— —	— —	— 13,000	$	— 31.14	$	— 108,238

Randle F. Rose	01/10/07 02/26/07	$1,050 —	$105,000 —	$147,000 —	— —	— —	— —	— —	— 20,000	$	— 31.14	$	— 166,520

(1)	The amounts listed in these columns reflect the threshold, target, and maximum amounts payable to the named executive officers pursuant to the Bonus Plan which is discussed in further detail on page 16 under the heading “Non-Equity Performance-Based Incentive Plan”. The threshold assumptions assume achieving 80% of the profitability target and no achievement of the personal annual priorities.
(2)	All option grants listed in this table are 7 year options that vest 20% at the end of year one, and 5% per quarter thereafter.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards(1)						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Dennis C. Kakures	28,300 15,000 10,000 60,500 31,500 0	0 5,000 25,000 49,500 58,500 115,000		$ $ $ $ $ $	11.26 11.74 15.01 22.18 29.56 31.14	11/21/2012 03/20/2013 03/10/2014 01/14/2015 01/20/2016 02/26/2014
Keith E. Pratt	28,000 0	52,000 50,000		$ $	29.56 31.14	01/20/2016 02/26/2014
Joseph F. Hanna	14,625 16,500 24,000 22,000 12,250 0	24,375 1,500 10,000 18,000 22,750 35,000		$ $ $ $ $ $	11.80 11.74 15.29 22.18 29.56 31.14	01/15/2013 03/20/2013 03/08/2014 01/14/2015 01/20/2016 02/26/2014
Philip B. Hawkins	1,000 4,550 0	8,000 8,450 13,000		$ $ $	19.47 29.56 31.14	10/25/2014 01/20/2016 02/26/2014
Randle F. Rose	5,000 5,000 5,000 7,000 0	1,000 5,000 11,250 13,000 20,000		$ $ $ $ $	11.74 15.29 22.18 29.56 31.14	03/20/2013 03/08/2014 01/14/2015 01/20/2016 02/26/2014

(1)	All option grants are 10 year options, except for the option grants with expiration date of February 26, 2014, which are 7 year options; all options vest 20% at the end of year one, and 5% per quarter thereafter.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis C. Kakures	30,000	$561,603	—	—

Keith E. Pratt	—	—	—	—

Joseph F. Hanna	—	—	—	—

Philip B. Hawkins	3,000	$39,480	—	—

Randle F. Rose	—	—	—	—

Securities Authorized for Issuance under Equity Compensation Plans

Our shareholders have approved the 2007 Stock Incentive Plan, the 1998 Stock Option Plan, and the 1990 Long-Term Stock Bonus Plan. The following table provides information regarding our equity compensation plans as of December 31, 2007:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,173,346	$24.30	2,173,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,173,346	$24.30	2,173,000

Employee Stock Ownership Plan

The Company’s Employee Stock Ownership Plan is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code, and as a stock bonus plan under Section 401(a) of the Internal Revenue Code. The Company created a trust under the ESOP to hold plan assets, with Union Bank of California, N.A. acting as trustee. The Company may amend or terminate the ESOP at any time. In September 2003, the Company amended the ESOP to name North Star Trust Company as Trustees in place of Delight Saxton and Thomas J. Sauer. All assets acquired by the trust are administered by a Plan Committee composed of long-term Company employees Deborah Barbe, Tony Moton, Brian Jensen, and Garni Thomas for the exclusive benefit of employees who are participants in the ESOP and their designated beneficiaries.

Employees who are 21 years or older are entitled to participate in the ESOP when they have completed one year of service to the Company by June 30 of any year. As of December 31, 2007, 452 employees of the Company were participants in the ESOP. Allocations to each eligible participant’s trust account are made each year from Company contributions, trust income or loss and re-allocations of forfeited ESOP benefits if the participant remains employed throughout the year and has worked a minimum number of hours or his or her employment has terminated due to death or retirement (as that term is defined in the ESOP) during that year. Allocations are made based upon each participant’s compensation from the Company and time employed by the Company. As provided by the Plan, a participant’s interest in the ESOP becomes 20% vested after two years of service and will continue to vest at 20% per year thereafter until it is fully vested after the sixth year or upon death or total disability. The vesting schedule will be accelerated and the Company’s contributions and ESOP allocations will be modified if the ESOP becomes a “top heavy plan” under federal tax laws.

ESOP benefits fully vest upon a participant’s death or disability. In the case of a participant’s termination with the Company, voluntary or involuntary, for cause or not for cause, such participant shall receive any and all ESOP benefits which have vested as of the date of termination.

In general, Company contributions are immediately tax deductible by the Company, but participants do not recognize income for tax purposes until distributions are made to them. The Company’s Board of Directors determines the amount of Company contributions to the ESOP in cash, Company stock or other property each year with consideration for federal tax laws. The Company made a $1,400,000 cash contribution to the ESOP for the 2007 plan year, and the Company had made cash contributions totaling $4,325,000 for the four years prior to that. Employees may not make contributions to the ESOP. Contributions in cash are used to purchase Company stock. However, other investments may be made and loans may be incurred by the ESOP for the purchase of Company stock.

The Plan Committee has determined that cash dividends paid by the Company on shares of the Company’s Common Stock held by the ESOP shall be paid out to the participants. The Plan Committee has the right to revoke this decision at any time.

2007 Stock Incentive Plan

The Company has a 2007 Stock Incentive Plan (as amended, the “2007 Plan”). The purpose of the 2007 Plan is to retain key employees, consultants and directors of the Company having experience and ability, to attract new employees, consultants and directors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. All of our employees, consultants and directors are eligible to participate in the 2007 Plan. The Board believes that grants of options and other forms of equity participation is an increasingly important means to retain and compensate employees, consultants and directors. The 2007 Plan provides for the grant of stock options, restricted stock, restricted stock units, and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2007 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants of the Company and its related entities. To the extent that the aggregate fair market value of shares of the Company’s Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2007 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2007 Plan shall be designated in an award agreement.

As of March 31, 2008, options for an aggregate of 857,000 shares have been granted to 36 key employees at exercise prices ranging between $20.71 and $34.28 per share; and of such options granted, no options have been exercised for the purchase of shares, no options have been terminated, and options for 857,000 shares remain outstanding. In addition to these options to key employees, options for an aggregate of 154,000 shares have been granted to non-employee directors of the Company at an exercise price of $20.71 per share; no options have been exercised, no options have been terminated, and options for 154,000 shares remain outstanding. A total of 1,268,175 shares remain available in the 2007 Plan for future grants.

If there is a “corporate transaction” of the Company (as defined in the 2007 Plan), all outstanding awards will terminate if not assumed by the successor entity. In addition and except as otherwise provided in an individual award agreement, assumed or replaced awards will automatically become fully vested if a participant is terminated by the acquirer without cause within twelve months after a corporate transaction. In the event of a corporate transaction where the acquirer does not assume or replace awards, all of these awards become fully vested immediately prior to the consummation of the corporate transaction. In the event of a “change in control” of the Company (as defined in the 2007 Plan) and except as otherwise provided in an individual award agreement, outstanding awards will automatically become fully vested if a participant is terminated by the acquirer without cause within twelve months after such change in control.

In the event an option holder ceases to be employed by the Company (either voluntarily or involuntarily without cause), outside the context of a “change-in-control” described above, the exercise rights under his or her option will not accelerate and will not become fully vested and the option holder may exercise his or her option before the earlier of (1) one hundred and ninety days after the date he or she ceases to be an employee of the Company or its subsidiaries and (2) the normal expiration date of the option. In the event an option holder is terminated by the Company with cause, the exercise rights under his or her option terminate on the date he or she ceases to be an employee of the Company or its subsidiaries, except as otherwise determined by the Company. In the event an option holder ceases to be employed by the Company by reason of disability or death, the exercise rights under his or her option do not accelerate and do not become fully vested and the option holder may exercise his or her option before the earlier of (1) twelve months after the date he or she ceases to be an employee of the Company or its subsidiaries (or in the case of death which occurs three months after termination of employment, twelve months after the date of death) and (2) the normal expiration date of the option.

With the exception of the information set forth above, none of the Named Executive Officers exercised or held an option during 2007 under the 2007 Plan.

1998 Stock Option Plan

The 2007 Plan replaced the Company’s 1998 Stock Option Plan (as amended, the “1998 Plan”) and no further options will be granted under the 1998 Plan. As of March 31, 2008, options for an aggregate of 3,622,500 shares have been granted to 144 key employees at exercise prices ranging between $7.81 and $31.67 per share; and of such options granted, options have been exercised for the purchase of 1,435,904 shares, options for 534,675 shares have been terminated, and options for 1,677,721 shares remain outstanding. In addition to these options to key employees, options for an aggregate of 528,000 shares have been granted to non-employee directors of the Company at exercise prices ranging between $7.97 and $31.14 per share; and of such options granted, 118,000 shares have been exercised, options for 20,000 shares have been terminated, and options for 390,000 shares remain outstanding.

If there is an “acquisition” of the Company (as defined in the 1998 Plan), the acquirer may assume the options or replace the options for new options under the acquirer’s plan. If the options are not assumed or replaced, options will automatically become fully vested and exercisable as of the date of the acquisition. In the event of an acquisition where the acquirer does not assume or replace the options, the options become fully vested immediately prior to the consummation of the acquisition. In the event of a “change in control” (as defined in the 1998 Plan) of the Company, outstanding options will automatically become fully vested if the option holder’s employment is terminated other than by the option holder with or without cause within two years after such change in control.

Except as described below, in the event an option holder ceases to be employed by the Company for any reason (either voluntary or involuntary, for cause or not for cause), outside the context of a “change-in-control” described above, the exercise rights under his or her option will not accelerate and will not become fully vested and the option holder may exercise his or her option before the earlier of (1) three months after the date he or she ceases to be an employee of the Company or its subsidiaries and (2) the normal expiration date of the option. In the event an option holder ceases to be employed by the Company by reason of disability or death, the exercise rights under his or her option do not accelerate and do not become fully vested and the option holder may exercise his or her option before the earlier of (1) twelve months after the date he or she ceases to be an employee of the Company or its subsidiaries (or in the case of death which occurs three months after termination of employment, twelve months after the date of death) and (2) the normal expiration date of the option.

With the exception of the information set forth above, none of the named executive officers exercised or held an option during 2007 under the 1998 Plan.

Long-Term Stock Bonus Plan

In 1991, the Board of Directors adopted a Long-Term Stock Bonus Plan (the “1990 LTB Plan”) under which shares of common stock may be granted to officers and key employees. The stock bonuses granted under the 1990 LTB Plan are evidenced by written Stock Bonus Agreements covering specified performance periods. The 1990 LTB Plan provides for the grant of stock bonuses upon achievement of certain financial goals during a specified period. Stock bonuses earned under the 1990 LTB Plan vest over four years from the grant date contingent on the employee’s continued employment with the Company. As of December 31, 2007, 420,486 shares of common stock had been granted, of which all shares are vested. The 1990 LTB Plan expired in December 1999 and no further grants of common stock can occur under the 1990 LTB Plan.

Potential Payments Upon Termination or Change-in-Control

Under the terms of our Non-Equity Performance Based Incentive Plan, 1998 Stock Option Plan, 2007 Stock Incentive Plan, and Employee Stock Ownership Plan, payments may be made to our named executive officers upon their termination of employment or a change in control of the Company. See “Compensation Discussion and Analysis” for a description of, and an explanation of the specific circumstances that would trigger payments under each plan.

The following table sets forth the estimated payments that would be made to each of our named executive officers upon voluntary termination, involuntary termination—not for cause, —for cause, or —as a qualifying termination in connection with a change in control, and death or permanent disability. The payments would be made pursuant to the plans identified in the preceding paragraph. The information set forth in the table below assumes the termination event occurred on December 31, 2007.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes.

Name	Voluntary Termination	Involuntary Termination			Death or Permanent Disability
		Not For Cause	For Cause	Change in Control
Dennis C. Kakures
Non-Equity Incentive Plan (1)	$226,310	$226,310	$226,310	$226,310	$226,310
Unvested and Accelerated Awards Under Equity Incentive Plans (2)	943,980	943,980	943,980	1,459,517	943,980
Employee Stock Ownership Plan	2,637,684	2,637,684	2,637,684	2,637,684	2,637,684
Accumulated Vacation Pay (3)	60,640	60,640	60,640	60,640	60,640
Total	$3,868,614	$3,868,614	$3,868,614	$4,384,151	$3,868,614

Keith E. Pratt
Non-Equity Incentive Plan (1)	$153,536	$153,536	$153,536	$153,536	$153,536
Unvested and Accelerated Awards Under Equity Incentive Plans (2)	0	0	0	0	0
Employee Stock Ownership Plan	1,462	1,462	1,462	1,462	6,921
Accumulated Vacation Pay (3)	10,396	10,396	10,396	10,396	10,396
Total	$165,394	$165,394	$165,394	$165,394	$170,853

Joseph F. Hanna
Non-Equity Incentive Plan (1)	$121,794	$121,794	$121,794	$121,794	$121,794
Unvested and Accelerated Awards Under Equity Incentive Plans (2)	765,076	765,076	765,076	1,295,130	765,076
Employee Stock Ownership Plan	31,791	31,791	31,791	31,791	39,548
Accumulated Vacation Pay (3)	1,028	1,028	1,028	1,028	1,028
Total	$919,689	$919,689	$919,689	$1,449,743	$927,446

Philip B. Hawkins
Non-Equity Incentive Plan (1)	$49,479	$49,479	$49,479	$49,479	$49,479
Unvested and Accelerated Awards Under Equity Incentive Plans (2)	6,285	6,285	6,285	56,565	6,285
Employee Stock Ownership Plan	17,043	17,043	17,043	17,043	28,063
Accumulated Vacation Pay (3)	4,712	4,712	4,712	4,712	4,712
Total	$77,519	$77,519	$77,519	$127,799	$88,539

Randle F. Rose
Non-Equity Incentive Plan (1)	$81,912	$81,912	$81,912	$81,912	$81,912
Unvested and Accelerated Awards Under Equity Incentive Plans (2)	140,275	140,275	140,275	246,834	140,275
Employee Stock Ownership Plan	126,234	126,234	126,234	126,234	126,234
Accumulated Vacation Pay (3)	14,841	14,841	14,841	14,841	14,841
Total	$363,262	$363,262	$363,262	$469,821	$363,262

(1)	In the event of termination with the Company, voluntary or involuntary, with or without cause, that occurs prior to the end of the fiscal year, payments under the Bonus Plan are pro-rated accordingly.
(2)	Includes our 1998 Stock Option Plan and 2007 Stock Incentive Plan; as of December 31, 2007 there were no options granted under the 2007 Stock Incentive Plan that were vested. Assumes termination event on December 31, 2007 with a closing NASDAQ market price of $25.75 per share.
(3)	Represents accrued standard paid vacation amounts as of December 31, 2007.

Treatment of Certain Compensation Elements Upon Termination

Executive Severance Policy. We do not have employment agreements or an executive severance policy.

Pension Benefits. All employees who participate in our Employee Stock Ownership Plan are entitled to these amounts upon termination of their employment.

Health and Welfare Benefit and Executive Benefits and Perquisites Continuation. A named executive officer is not entitled to any continuation of his or her health and welfare benefits, executive benefits or perquisites (other than pursuant to COBRA) following the termination of his or her employment, except that any executive officer employed with the Company for at least 20 years may remain on the Company’s health insurance policy provided they pay 100% of the premiums after they retire from the Company.

Long-Term Incentives. Except in the circumstances discussed below, a named executive officer forfeits his or her stock options to the extent they are unvested and is not entitled to any continuation of vesting or acceleration of vesting with respect to his or her options. Such executive is entitled to exercise any vested options for a period of 90 days after termination and is entitled to continue to hold his or her shares of unrestricted stock after termination in the same manner as any other employee of the Company. In the event of a qualifying termination following a change-in-control, a named executive officer is entitled to the acceleration of vesting with respect to all of his or her stock options, in the same manner as any employee of the Company.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company, except that Robert P. McGrath and Joan M. McGrath are husband and wife.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company during 2007 consisted of Messrs. Dawson, Hood and Stradford. No member of this Committee is a present or former officer or employee of the Company or any of our subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. See “Certain Relationships and Related Transactions” below for discussions about related transactions for the Compensation Committee members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of our directors and executive officers. These Agreements require the Company to indemnify our officers or directors against expenses and, in certain cases, judgments, settlements or other payments incurred by the officer or director in suits brought by the Company, derivative actions brought by shareholders and suits brought by other third parties. Indemnification has been granted under these Agreements to the fullest extent permitted under California law in situations where the officer or director is made, or threatened to be made, a party to the legal proceeding because of his or her service to the Company.

Policies and Procedures regarding Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and discussing with management and the independent auditors any transactions or courses of dealing with related parties. The Audit Committee considers the following factors in determining whether to approve or disapprove (with referral to the Board of Directors) any such related party transaction or course of action: (i) the financial accounting accorded the transaction or course of action; (ii) whether the terms or other aspects differ from those that would likely be negotiated with independent parties; and (iii) whether the proposed disclosure of the transaction or course of dealing, if any, is in accordance with generally accepted accounting principles and SEC regulations.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of March 31, 2008, by (i) each shareholder known to the Company to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all directors and executive officers of the Company as a group:

Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Percentage of Class of Shares Beneficially Owned
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	3,030,989	12.8%
Columbia Wanger Asset Management, L.P.(5) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,590,000	11.0%
Kayne Anderson Rudnick Investment Management LLC (6) 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067	1,637,949	6.9%
Robert P. and Joan M. McGrath(7)	1,241,983	5.2%
Dennis C. Kakures(7)(8)	578,363	2.4%
Joseph Hanna(7)(8)	112,960	*
Ronald H. Zech(7)	109,000	*
William J. Dawson(7)	80,000	*
Dennis P. Stradford(7)	59,000	*
Robert C. Hood(7)	49,000	*
Keith E. Pratt(7)	48,637	*
Randle F. Rose(7)(8)	37,801	*
Philip B. Hawkins(7)(8)	12,827	*
All executive officers and directors as a group (13 persons)(9)	2,416,426	9.9%

*	The percentage of shares beneficially owned by this director or executive officer constitutes less than 1% of our common stock as of March 31, 2008.
(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551.
(2)	To the Company’s knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of the Company’s common stock, subject to options currently exercisable or that will become exercisable within 60 days of March 31, 2008 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 23,634,514 shares of the Company’s common stock outstanding as of March 31, 2008.
(4)

T. Rowe Price Associates, Inc. filed an Amendment No. 6 to Schedule 13G on February 13, 2008, with the Securities and Exchange Commission and reported beneficial ownership of 3,030,989 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,656,489 shares, representing 7.0% of the shares outstanding), for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the

Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on March 10, 2008, Columbia Wanger Asset Management, L.P. has sole voting power with respect to 2,400,000 shares and sole dispositive power with respect to 2,590,000 shares. The shares reported in the Schedule 13G include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, L.P.
(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2008, Kayne Anderson Rudnick Investment Management LLC has sole voting power with respect to 1,637,949 shares and sole dispositive power with respect to 1,637,949 shares.
(7)	Includes portions of outstanding stock options held by officers and directors that will be exercisable within 60 days of March 31, 2008 as follows: 36,150 shares for Mr. Brown, 76,000 shares for Mr. Dawson, 111,875 shares for Mr. Hanna, 12,100 shares for Mr. Hawkins, 44,000 shares for Mr. Hood, 204,050 shares for Mr. Kakures, 44,000 shares for Ms. McGrath, 108,000 shares for Mr. McGrath, 48,500 shares for Mr. Pratt, 33,500 shares for Mr. Rose, 54,000 shares for Mr. Stradford, 30,950 shares for Mr. Whitney, 84,000 shares for Mr. Zech and 887,925 shares for all officers and directors as a group.
(8)	Includes the shares held by the McGrath RentCorp Employee Stock Ownership Plan for benefit of the named individual. The number of shares included is 11,289 shares for Mr. Brown, 1,085 shares for Mr. Hanna, 727 shares for Mr. Hawkins, 99,079 shares for Mr. Kakures, 137 shares for Mr. Pratt, 4,301 shares for Mr. Rose, 1,776 shares for Mr. Whitney, and 118,394 shares for all executive officers and directors as a group. These shares are included because beneficiaries under the Plan hold sole voting power over the shares (whether or not rights to the shares have vested).
(9)	See footnotes (6) and (7). Includes 887,925 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of March 31, 2008.

Communications with the Board of Directors

Our Board of Directors believes that full and open communication between shareholders and members of our Board of Directors is in the best interests of our shareholders. Shareholders may contact any director or committee of the Board of Directors by writing to the Compliance Officer, c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. The compliance officer will review all such communications for relevance to activities of the Board of Directors and will promptly forward all relevant written communications to the Board of Directors. Comments or complaints relating to our accounting, internal accounting controls, auditing matters, corporate fraud or violations of federal or state laws may be referred directly to our Audit Committee by writing the Chairman of the Audit Committee, c/o Compliance Officer, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. Further details can be found in our “Reporting Questionable Account and Auditing Practices and Policy Prohibiting Retaliation Against Reporting Employees Policy” and “Corporate Governance Guidelines” found on our website at www.mgrc.com.

Shareholder Proposals

The Corporate Governance and Nominating Committee will consider shareholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the Corporate Governance and Nominating Committee for the 2009 annual meeting, a shareholder must submit its proposal and other relevant information in writing to the attention of the compliance officer at our principal executive offices no later than [            ]. The shareholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on our books, of the shareholder proposing such business; (3) a signed certificate providing the class and number of shares of our common stock which are beneficially owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent to the proposal.

With respect to recommendations of director nominee(s), the shareholder must submit the following relevant information in writing to the attention of the compliance officer at our principal executive offices no later than [            ]: (1) the name, age, business and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the class and number of shares of our common stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the shareholder and the prospective candidate pursuant to which the nomination is to be made by the shareholder if the shareholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement; (6) a signed certificate providing the class and number of shares of our common stock which are beneficially owned by the shareholder; and (7) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act. Once the Corporate Governance and Nominating Committee receives the shareholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

The Corporate Governance and Nominating Committee will not evaluate candidates differently based on who has made the proposal. The Committee will consider candidates from any reasonable source, including shareholder recommendations. The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees at this annual meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

We have not received a director nominee recommendation from any shareholder (or group of shareholders) that beneficially owns more than five percent of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the NASDAQ Stock Market, Inc. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2007, all Reporting Persons complied with all applicable filing requirements.

Code of Business Conduct and Ethics

Our Board of Directors adopted a code of business conduct and ethics, which was most recently amended and restated on February 2, 2007. This code applies to all of our employees and our non-employee directors and is posted on our website at www.mgrc.com. The code satisfies the “Code of Ethics” requirements under the Sarbanes-Oxley Act of 2002 as well as the “Code of Conduct” requirements under the Market Place Rules of the NASDAQ Stock Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable public disclosures, compliance with applicable laws or regulations and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers or approvals granted under this code with respect to our executive officers and directors may be granted only by the Board of Directors. In addition, any waivers or approvals relating to the principal executive officer, the principal financial officer, the principal accounting officer or controller, or any person performing similar functions, must also be obtained from the Audit Committee. Any waivers or approvals to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, who is currently Randle F. Rose. Any amendments to the code will be promptly disclosed to our shareholders. Our Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

PROPOSAL NO. 2

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND AMENDMENT OF THE COMPANY BYLAWS TO INCREASE THE AUTHORIZED NUMBER OF DIRECTORS TO NOT LESS THAN FIVE (5) NOR GREATER THAN NINE (9).

Background

The Company’s Bylaws currently provide that the Board of Directors shall consist of not less than four (4) nor more than seven (7) directors. The exact number has been fixed at seven (7) by the Board of Directors. As a result of Ms. McGrath’s retirement, the Board will reduce its size from seven (7) to six (6), immediately after the election of the directors at the Annual Meeting. The Board of Directors unanimously adopted a resolution, subject to shareholder approval, proposing to amend the Company’s Bylaws to increase the range of the number of authorized directors to not less than five (5) nor more than nine (9).

Proposed Amendment to the Company’s Bylaws

Section 212 of the California Corporation Code provides that after the issuance of shares, a Bylaw amendment changing the maximum or minimum number of directors may only be adopted by approval of the affirmative vote of a majority of the outstanding shares entitled to vote. Therefore, the Company’s Board of Directors is asking the shareholders to approve a proposal to replace Section 3.2 of the Company’s Bylaws with the following text:

“The number of directors of the corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be six (6) until changed, within the limits specified above, by a Bylaw amending this Section 3.2 duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by an amendment to this Bylaw duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote.”

Purpose and Effect of Amendment

The principal purpose of the proposed amendment is to increase the minimum and maximum number of directors that the Company may have on its Board of Directors. The amendment would increase the minimum number of authorized directors to five (5) and the maximum number of authorized directors to nine (9).

The Board of Directors believes that increasing the minimum and maximum number of directors authorized under the Company’s Bylaws would allow the Company to broaden the experience and expertise of the Board of Directors.

Required Vote

The proposal to amend the Company’s Bylaws to increase the minimum and maximum number of authorized directors must be approved by a majority of the outstanding shares of voting stock of the Company. Abstentions and broker “non-votes” will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY’S BYLAWS REGARDING INCREASING THE NUMBER OF AUTHORIZED DIRECTORS.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Grant Thornton LLP has been selected by the Board of Directors and the Audit Committee to be the Company’s independent auditors for the Company’s fiscal year ending December 31, 2008. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board of Directors and the Audit Committee will review our future selection of independent auditors.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Grant Thornton LLP performed services for the Company in fiscal years 2006 and 2007 related to financial statement audit work, quarterly reviews, quarterly earnings release reviews and tax services. Fees related to services rendered by Grant Thornton LLP in fiscal years 2006 and 2007 were as follows:

	2006	2007
Audit Fees(1)	$942,630	$951,222
Audit-Related Fees	$0	$0
Tax Fees(2)	$57,846	$888
All Other Fees	$0	$0

(1)	Audit fees represent fees for the audit of consolidated financial statements for the fiscal year ended December 31, 2007, audit of internal controls over financial reporting as of December 31, 2007 and the review of consolidated financial statements included in our quarterly reports on Form 10-Q.
(2)	Tax fees represent fees for professional services provided in connection with advisory services for tax compliance matters.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Grant Thornton LLP, the Company’s independent registered public accounting firm, must be approved in advance by the Audit Committee to assure that such services do not impair the auditors’ independence from the Company. In April 2004, the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or categories of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management. The Company’s independent auditors and Chief Financial Officer are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date. The Audit Committee pre-approved all of the Audit-Related Fees, Tax Fees and All Other Fees described above.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee currently has three members, consisting of three independent directors, William J. Dawson, Robert C. Hood and Ronald H. Zech. The Company’s management is responsible for the Company’s internal controls, financial reporting, compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board of Directors (United States) generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as well as the independence and performance of the Company’s registered public accounting firm. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent accountants.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2007 and audit of internal control over financial reporting as of December 31, 2007 with management.

2.	The Audit Committee has discussed with Grant Thornton LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented to date.

3.	The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board of Directors Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented to date, and has discussed with Grant Thornton LLP its independence.

4.	Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, that was filed with the Securities and Exchange Commission on February 27, 2008.

Submitted by the Audit Committee:

William J. Dawson

Robert C. Hood

Ronald H. Zech

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present or represented at the Annual Meeting is required to approve the ratification of the selection of Grant Thornton LLP as our independent auditors for year 2008. Abstentions and broker “non-votes” will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

FINANCIAL AND OTHER INFORMATION

We filed an annual report on Form 10-K for the fiscal year ended December 31, 2007 with the Securities and Exchange Commission on February 27, 2008 and a quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2007 with the Securities and Exchange Commission on November 1, 2007. Our annual report on Form 10-K for the fiscal year ended December 31, 2007 has been mailed concurrently with the mailing of these proxy materials to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

All materials filed by us with the Securities and Exchange Commission can be obtained at the Commissions Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549 or through the Commission’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. However, upon written request to our Secretary at the address of our principal executive offices at 5700 Las Positas Road, Livermore, California 94551-7800 or by telephone to (925) 606-9200, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request. Similarly, you may also contact our Secretary if you received multiple copies of the annual report or proxy statement and would prefer to receive a single copy in the future.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Randle F. Rose

Senior Vice President,

Chief Administrative Officer and Secretary

April [    ], 2008

Livermore, California

Appendix A

McGRATH RENTCORP

BYLAW AMENDMENT

The Company’s Board of Directors is asking the shareholders to approve a proposal to replace Section 3.2 of the Company’s Bylaws with the following text:

“The number of directors of the corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be six (6) until changed, within the limits specified above, by a Bylaw amending this Section 3.2 duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by an amendment to this Bylaw duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote.”

A-1

McGRATH RENTCORP

PROXY

The Board of Directors solicits this Proxy for the Annual Meeting of Shareholders to be held on Wednesday, June 4, 2008, at 2:00 p.m., local time, at our corporate offices and our Northern California modular sales & inventory center, at 5700 Las Positas Road, Livermore, CA 94551.

The undersigned hereby constitutes and appoints Robert P. McGrath and Randle F. Rose, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the Record Date for the Meeting.

Proposal No. 1:	Election of Directors

☐

FOR the election of William J. Dawson, Robert C. Hood, Dennis C. Kakures, Robert P. McGrath, Dennis P. Stradford and Ronald H. Zech as directors (to withhold authority to vote for any individual nominee and vote for all other nominees, strike a line through the nominee’s name);

or
☐ WITHHOLD AUTHORITY to vote for all of the nominees for director listed above.

Proposal No. 2:	Approval of the Amendment to the Company’s Bylaws Increasing the Number of Authorized Directors;

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal No. 3:	Ratification of the appointment of Grant Thornton LLP as McGrath RentCorp’s independent public accountants for the year ending December 31, 2008.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote FOR the nominees named above and FOR each of Proposals No. 2 and No. 3. The shares represented by this Proxy will be voted as directed above; if no specification is made, the shares will be voted FOR said nominees and proposals. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2007 Annual Report to Shareholders furnished with this Proxy.

Dated: , 2008

Signature

Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE RETURN THIS SIGNED AND DATED PROXY

IN THE ACCOMPANYING ADDRESSED ENVELOPE